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                                                                  Exhibit 2.14

                                    AGREEMENT

                              entered into between

                           VIRTUAL COLOUR PROPERTY CC

                        (Registration No. CK97/18915/23)

                                       and

                            COLORSMART.com, Inc. USA

                         (Registration No. 95/08558/07)

                                       and

                               KEITH HOWARD REDMAN

                                       and

                             HERBERT MARIA TRISCHLER

                                       and

                                   ALOIS KOCH
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                                TABLE OF CONTENTS

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CLAUSE NO.                        DESCRIPTION                               PAGE

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 1.       INTERPRETATION AND PRELIMINARY .............................         2
 2.       CONDITIONS PRECEDENT .......................................         6
 3.       SALE OF THE BUSINESS .......................................         7
 4.       PURCHASE PRICE .............................................         8
 5.       SECTION 34 ADVERTISEMENT ...................................         9
 6.       DELIVERY ...................................................         9
 7.       THE NAME ...................................................        11
 8.       WARRANTIES .................................................        11
 9.       INDEMNITY ..................................................        13
10.       AGENT'S COMMISSION .........................................        13
11.       BREACH .....................................................        14
12.       DOMICILIUM CITANDI ET EXECUTANDI ...........................        14
13.       WHOLE AGREEMENT ............................................        16
14.       COSTS ......................................................        17
15.       VALUE-ADDED TAX ............................................        17
16.       JOINT AND SEVERAL LIABILITY OF THE SELLER ..................        18
17.       JOINT AND SEVERAL LIABILITY OF THE PURCHASER ...............        18
18.       EXECUTION IN COUNTERPARTS ..................................        18
ANNEXURE A - DESIGNATED FIXED ASSETS .................................         1

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WHEREBY IT IS AGREED AS FOLLOWS:

1.    INTERPRETATION AND PRELIMINARY

      The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears -

      1.1.  words importing -

            1.1.1.  any one gender include the other two genders;

            1.1.2.  the singular include the plural and vice versa; and

            1.1.3. natural persons include created entities (corporate or unincorporate) and vice versa;

      1.2. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

            1.2.1.  "Act" means the Companies Act, 1973;

            1.2.2. "business" means the business of holding and owning property;

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            1.2.3.  "condition precedent" means the conditions precedent in clause 2;

            1.2.4. "designated fixed assets" means those fixed assets reflected in Annexure A hereto;

            1.2.5. "effective date" means the close of business on 31 January 2000;

            1.2.6. "fixed assets" means all the fixed assets used in connection with and comprising part of the business including at least the designated fixed assets;

            1.2.7.  "implementation date" means 31 January 2000;

            1.2.8. "name" means Virtual Colour Property CC and all such other names under which the business is or has been conducted;

            1.2.9. "NASDAQ" means the NASDAQ Stock Market in the United States of America;

            1.2.10. "premises" means the leased premises at which the business is carried on, being Units 19 and 20 together with the parking bays allocated to these units, 2nd Floor, Castle Mews Building, 16A Newmarket Street, Cape Town 8001.

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            1.2.11. "prime rate" means the publicly quoted basic rate per annum ruling from time to time at which Nedcor Bank lends on overdraft;

            1.2.12. "property" means 2nd Floor, Castle Mews Building, 16A
                    Newmarket Street, Cape Town 8001;

            1.2.13. "purchaser" means COLORSMART.com, Inc. USA a company with limited liability duly incorporated in terms of the company laws of South Africa with registration number 95/08558/07 or its nominee;

            1.2.14. "seller" means Virtual Colour Property CC a close
                    corporation duly incorporated in terms of the Close Corporation Act of South Africa with registration number CK97/18915/23;

      1.3. any reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement;

      1.4. any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

      1.5. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were provision in the body of the agreement;

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      1.6.  when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

      1.7. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

      1.8. expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

      1.9. reference to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

      1.10. the use of any expression in this agreement covering a process available under South African law such as a winding-up (without limitation eiusdem generis) shall, if any of the parties to this agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

      1.11. where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of

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            this agreement, notwithstanding that that term has not been defined in this interpretation clause;

     1.12. the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

      1.13. the rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of the agreement, shall not apply.

2.    CONDITIONS PRECEDENT

      2.1. This agreement, is subject to the suspensive conditions, contained in this clause 2.1:

            2.1.1. the conclusion of a management agreement between the purchaser and K Redman, H Trischler and A Koch prior to 31 January 2000;

            2.1.2. Approval of the members of the seller in terms of s46(b)(ii) of the Close Corporation Act.

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            2.1.3.  Exchange Control approval from the South African Reserve
                    Bank.

            2.1.4. The listing of Colorsmart.Com in the United States of America on the NASDAQ by 31 January 2000.

      2.2. Forthwith after the signature of this agreement, the parties shall use their best endeavours to procure the fulfilment of the condition referred to in this clause 2.

3.    SALE OF THE BUSINESS

      The seller sells, transfers and cedes to the purchaser as an indivisible whole and as a going concern with effect from the effective date from which date the risk in and benefit of the business shall vest in the purchaser, the business comprising -

      3.1.  the exclusive right to use the name;

      3.2.  the fixed assets;

      3.3.  deposits made by the seller in respect of the business;

      3.4. the debtors (any debtors not recovered within 90 (ninety) days from the effective date will be refunded by the seller to the purchaser);

      3.5.  the creditors;

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      3.6.  the bank overdrafts and bank accounts; but excluding any debts and any liabilities other than any liabilities contemplated in clause
            8.1.1 in respect of the contracts and the name.

4.    PURCHASE PRICE

      4.1. The purchase price of the business is based on the nett asset value at 28 February 1999 and is the sum of R920 996 (nine hundred and twenty thousand nine hundred and ninety six rand) allocated as follows -

            4.1.1. the property R729 350 (seven hundred and twenty nine thousand three hundred and fifty rand);

            4.1.2.  the stock, RNIL;

            4.1.3. the name, R100 472,00 (one hundred thousand four hundred and seventy two rand);

            4.1.4. goodwill, R91 924,00 (ninety one thousand nine hundred and twenty four rand);

            4.1.5.  the debtors, R12 400 (twelve thousand four hundred rand);

            4.1.6.  cash at the bank and on deposit, RNIL;

            4.1.7.  the creditors, R13 000 (thirteen thousand rand);

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            4.1.8. bank overdraft, R150,00 (one hundred and fifty rand);

      4.2. Any differences in asset value at the effective date will be reconciled with the values in 4.1. Any shortfall will be deducted from the purchase price, and any gain will be added to the purchase price.

      4.3.  The purchase price shall be paid as follows -

            4.3.1. by the purchaser discharging the designated liabilities on due date, and the purchaser indemnifies the seller against the purchaser's failure to do so on due date;

            4.3.2. by the purchaser paying, on the implementation date against the delivery of the business to the seller, the balance of the purchase price;

      4.4. All payments to be effected by the purchaser to the seller in terms of this agreement shall be made at Cape Town.

5.    SECTION 34 ADVERTISEMENT

      The seller shall be obliged to advertise the transaction in terms of section 34 of the Insolvency Act, 1936.

6.    DELIVERY

      6.1. The business shall be delivered to the purchaser on the implementation date (against payment of the relevant portion of the purchase price) from

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            which date the purchaser shall take legal possession of the business. Delivery shall include -

            6.1.1. the purchaser shall be entitled as between it and the seller to the benefit of and shall bear the risk of such contracts from the implementation date and the seller shall bear the risk and be entitled to the benefit of such contracts prior to the effective date;

            6.1.2. the seller shall be obliged to discharge any obligations under the contracts in respect of the period from the effective date to the implementation date;

            6.1.3. the purchaser shall be obliged at its cost but in the seller's name to discharge the seller's obligations under the contracts after the implementation date;

            6.1.4. the parties respectively indemnify each other against any loss of any nature which may arise as a result of the other of them failing to comply with their obligations hereunder.

            6.1.5. the handing over to the purchaser on loan for a period of 120 (one hundred and twenty) days of the seller's documents, books and records and all information relating to the business subject to the auditors being given access as necessary. The purchaser shall be entitled to make copies of all such

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            documents, books and records. After the expiry of the 120 (one hundred and twenty) day period, the purchaser shall have reasonable access thereto;

            6.1.6. the physical delivery of all assets forming part of the business to the purchaser by handing them to the purchaser at the premises;

            6.1.7. insofar as motor vehicles are concerned, all necessary licence papers and transfer documents, but on the basis that the purchaser shall obtain roadworthy certificates if necessary;

      6.2. The seller shall account to the purchaser for any receipts of the business paid directly to the seller after the effective date in respect of transactions that were entered into after the effective date.

7.    THE NAME

      The seller shall be obliged to procure that within 30 (thirty) days of signature hereof, its name is changed, so as to enable the purchaser to register such name as a defensive name in its favour.

8.    WARRANTIES

      8.1.  The seller warrants that -

            8.1.1. the corporation will be the registered owner of the property;

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            8.1.2. the property is zoned for commercial and business use;

            8.1.3. no person will have any right (including any option or right of first refusal) to purchase the property, the building thereon or any part thereof or any other assets of the corporation;

            8.1.4. the sole business of the corporation will be that of a property owner and apart from the purchase of the property, the corporation will not have purchased or sold any immovable property, shares or other investments;

            8.1.5. the property has not been provisionally or finally declared as a national monument under the National Monuments Act, 1969.

      8.2. The seller warrants that no application for the winding up of the seller has been presented at date of signature hereof nor will any such application have been presented on the implementation date.

      8.3. Nothing herein contained shall relieve the seller from its obligation to make those disclosures which it is in law obliged to make.

      8.4. No warranties or representations which are not set forth in this agreement shall be binding on the seller and the business is purchased on the basis that it is taken voetstoots.

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9.    INDEMNITY

      9.1. The seller indemnifies the purchaser against any claims, which may be made in respect of finished products and work-in-progress which are included in the stock forming part of the business, provided that to the extent that any claims are made against the purchaser in respect of any such stock which was sold and delivered to third parties in the course of the business during the period 1 January 1998 to implementation date, the seller's indemnity shall only operate in respect of claims the amount of which exceeds the amount of net profits earned by the business during the period from 1 January 1998 to the implementation date in respect of such products sold and delivered during such period. Should any claims be made against the purchaser in respect of such stock, the purchaser shall afford the seller an opportunity to assist the purchaser to contest the claim and, subject to an indemnity in a form acceptable to the purchaser against costs being given by the seller, shall engage attorneys and counsel nominated by the seller for the said purpose.

      9.2. The seller indemnifies the purchaser against any losses or damages of whatsoever nature which the purchaser may sustain by reason of assuming all the obligations of the seller under the contracts of employment with the employees of the business, the cause of which arose prior to the effective date.

10.   AGENT'S COMMISSION

      It is recorded that the sale was not concluded through the instrumentality of any agent.

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11.   BREACH

      If any party breaches any material provision or term of this agreement (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 7 (seven) days of receipt of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 7 (seven) days, within such further period as may be reasonable in the circumstances provided that the party in breach furnishes evidence within the period of 7 (seven) days, reasonably satisfactory to the other party, that it has taken whatever steps are available to it, to commence remedying the breach)) then the aggrieved party shall be entitled without notice, in addition to any other remedy available to it at law or under this agreement, including obtaining an interdict, to cancel this agreement or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved party's right to claim damages.

12.   DOMICILIUM CITANDI ET EXECUTANDI

      12.1. The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

            12.1.1. PURCHASER

                    Physical:  2nd Floor, Ransen House
                               Constitution Street
                               Cape Town

                    Postal:    P O Box 10118
                               Caledon Square
                               7905

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            12.1.2. SELLER

                    Physical:  2nd Floor, Castle Mews
                               16A Newmarket Street
                               Cape Town
                               8001
                    Telefax:   (021) 462-1660
                    Postal:    V Vasson & Co.
                               P 0 Box 48
                               Gatesville
                               7764

            12.1.3. Alois Koch

                    Physical:  20 Ottenhout Street
                               Plattekloof

            12.1.4. Keith Howard Redman

                    Physical:   17 Melody Lane
                                Kirstenhof

            12.1.5. Herbert Maria Trischler

                    Physical:   35 Graaff Avenue
                                Milnerton

      12.2. Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

      12.3. Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs in the Republic of South Africa or its postal

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            address or its telefax number, provided that the change shall become effective on the 7th business day from the deemed receipt of the notice by the other party.

      12.4. Any notice to a party -

            12.4.1. sent by prepaid registered post (by airmail if appropriate)
                    in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th business day after posting (unless the contrary is proved);

            12.4.2. delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

           12.4.3. sent by telefax to its chosen telefax number stipulated in clause 12.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

      12.5. Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

13.   WHOLE AGREEMENT

      13.1. This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

      13.2. No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not

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            to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

      13.3. No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

      13.4. To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

14.   COSTS

      All the costs on an attorney and own client basis of EDWARD NATHAN & FRIEDLAND INC of and incidental to the preparation of this agreement (including prior drafts and consultations) and the stamp duty shall be borne by the purchaser. The costs of Smiedt-Witz shall be borne by the seller.

15.   VALUE-ADDED TAX

      15.1. The seller and the purchaser agree that the business is disposed of as a going concern and for the purposes of section 11(1)(e) of the Value-Added Tax Act, 1991, agree that the business will be an income-earning activity on the implementation date and that the assets which are necessary for carrying on such business have been disposed of by the seller to the purchaser in terms of this agreement.

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      15.2. If, notwithstanding the aforegoing, value-added tax is payable in respect of any of the assets sold in terms hereof, same shall be borne and paid by the purchaser.

16.   JOINT AND SEVERAL LIABILITY OF THE SELLER

      The liability of the persons comprising the seller vis-a-vis the purchaser shall be joint and several.

17.   JOINT AND SEVERAL LIABILITY OF THE PURCHASER

      The liability of the persons comprising the purchaser vis-a-vis the seller shall be joint and several.

18.   EXECUTION IN COUNTERPARTS

      This agreement may be executed in several counterparts, each of which shall together constitute one and the same instrument.

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE        PLACE                  WITNESS                    SIGNATURE
----        -----                  -------                    ---------

                         1. __________________

9/11/99  Cape Town                                    /s/ [ILLEGIBLE]
-------  ---------                                    --------------------------
                         2. __________________        VIRTUAL COLOUR PRINTING CC


                         1. __________________

_____   ____________                                  --------------------------
                         2. __________________        COLORSMART.com Inc. USA


DATE        PLACE                  WITNESS                    SIGNATURE
----        -----                  -------                    ---------

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                         1. __________________
9/11/99 Cape Town
-------  ---------                                    /s/ Keith Redman
                                                      --------------------------
                                                      KEITH HOWARD REDMAN
                         2. __________________


                         1. __________________
9/11/99 Cape Town                                     /s/ Herbert Trischler
-------  ---------                                    --------------------------
                                                      HERBERT MARIA TRISCHLER
                         2. __________________


                         1. __________________
9/11/99 Cape Town                                     /s/ Alois Koch
-------  ---------                                    --------------------------
                                                      ALOIS KOCH
                         2. __________________


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                      ANNEXURE A - DESIGNATED FIXED ASSETS

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